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                                  AMENDMENT TO
                               EMPLOYMENT CONTRACT

    This Amendment to Employment Contract ("Amendment") is made and entered into as of March 26, 1997 and is effective January 1, 1997, by and between SA Telecommunications, Inc., a Delaware corporation with offices at 1600 Promenade Center, 15th Floor, Richardson, Texas 75080 (the "Company") and PAUL R. MILLER, residing at 3140 Oakview Drive, Hurst, Texas 76054-2028 (the "Executive") and amends that Employment Contract dated as of March 13, 1996 and effective as of January 1, 1996 by and between the Company and the Executive ("Agreement"). In the event any provision of this Amendment shall conflict with the Agreement, this Amendment shall control. In consideration of the mutual covenants hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:

1. Except as otherwise stated, capitalized terms used herein have the same meaning as set forth in the Agreement.

2. The first two sentences of Section 1 of the Agreement is hereby deleted in its entirety and the following is added in lieu thereof:

         "The Company agrees to employ Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on January 1, 1997 and ending on December 31, 1998, or such shorter period as may be provided herein. Notwithstanding the foregoing, on each December 31 (the "Renewal Date") while this Agreement is in effect, the term of this Agreement shall be automatically extended two (2) additional years from the Renewal Date unless and until terminated by the Company or Executive, upon notice on or prior to November 1 immediately preceding the Renewal Date of the year following the year in which the termination notice was given."

3. The balance of the Agreement and any amendments or addenda thereto not modified by this Amendment shall remain in full force and effect. This Amendment shall be effective upon the signatures of an officer of the Company and the Executive.

SA TELECOMMUNICATIONS, INC.            /s/ Paul R. Miller
                                       -------------------------------
                                       Paul R. Miller

By: /s/ Jack W. Matz, Jr.
   -------------------------------
    Jack W. Matz, Jr.
    Chairman and Chief
    Executive Officer